Exhibit 99.1
PowerSecure Reports First Quarter Results
Wake Forest, N.C. – May 8, 2008 – PowerSecure International, Inc. (Nasdaq: POWR) today reported its financial results for its first fiscal quarter of 2008. First quarter revenues were $33.6 million, an increase of 32% over the prior year period. First quarter diluted earnings per share (“E.P.S.”), and diluted E.P.S. from continuing operations were each $0.11, down $0.02 compared to the same measures in the prior year period. However, first quarter 2008 diluted E.P.S. and diluted E.P.S. from continuing operations increased by $0.01 and $0.02, respectively, excluding two items that positively impacted the first quarter of 2007: 1) a $0.3 million benefit from litigation settlements, and 2) a $0.3 million gain resulting from insurance proceeds (see non-GAAP financial measure reconciliation below).
The Company’s strong revenue growth continues to be driven by investments made over the course of 2007 and early 2008 in sales and new business development, focused on the strategic growth areas of distributed generation, utility infrastructure, and energy efficiency. These investments are successfully broadening and diversifying the Company’s revenue base outside of its largest customer (Publix Super Markets). The Company’s non-Publix revenues for the first quarter of 2008 were $19.7 million, increasing 81% versus the prior year period (see Growth in Non-Publix Revenue table, below). This revenue growth is a result of increases in core distributed generation sales to utilities and businesses, and increases across virtually all of its growing complementary businesses, including utility infrastructure projects (UtilityEngineering, Utility Services, PowerServices and federal projects), and energy efficiency sales (EnergyLite and EfficientLights).
The Company’s first quarter 2008 gross profit as a percentage of revenue was 29.8%, an increase of 0.8 percentage points versus the prior year period. This represents the third consecutive quarter of year-over-year gross margin increases, as the Company is benefitting from logistical efficiencies in its operations and a greater mix of higher margin projects.
First quarter operating expenses were $9.0 million, increasing $2.6 million, or 41%, versus the prior year period. The increase in operating expenses was driven by investments in infrastructure and sales expense to support and drive future growth, and broaden the Company’s revenue base. These investments are also driving improvements in the Company’s operational capabilities and generating improvements in gross margins. The Company’s first quarter 2008 general and administrative expense also includes stock compensation expense under FAS 123(R) of $0.6 million, an increase over the prior year period of $0.4 million.
Sidney Hinton, CEO of PowerSecure, said, “We are very pleased with our strong first quarter results. The strategic investments we have made in the areas of distributed generation, utility infrastructure, and energy efficiency are driving our growth, extending our revenue base, and giving us a diverse set of capabilities with which to serve our utility partners and business customers. We are also continuing our successful focus on profitable growth, and are pleased to announce our third consecutive quarter of year-over-year gains in our gross margin percentage. Our successes are a direct result of the extraordinary efforts of our terrific people, and their strong dedication to deliver value to our customers.”
Mr. Hinton continued, “We also continue to be bullish on the needs we see developing across the energy marketplace, and the proven ability of our organization to deliver creative, cost effective solutions for our customers that deliver strong returns on their energy investments. In the near term, however, these opportunities may be affected by a softening economy, as our total revenue backlog at the end of the first quarter was $85 million. That said, we believe the investments we have made to deliver against these growing marketplace needs position us well to produce strong long-term results. We are also pleased with the initial uptake we have seen in our recurring revenue model for distributed generation, which provides a capital allocation benefit during a soft economy by allowing our customers to avoid the up-front capital cost of installing a new system, while still realizing the dual benefits of dependable standby power and energy efficiencies during peak periods. The portion of our $85 million total revenue backlog related to this recurring revenue model is $16 million, and these figures do not include the previously announced recurring revenue commitment from a major investor-owned utility that provides the potential to deliver an additional $8-10 million of revenue annually once fully sold and implemented with their customers. We are very positive about our capabilities and position in such a dynamic marketplace, and our long-term prospects for profitable growth.”
The Company will host a conference call today at 5:15-6:15 p.m. EDT to discuss its first quarter 2008 results. The conference call will be webcast live and can be accessed from the Investor Relations section of the Company’s website at www.powersecure.com. Participants can also access the call by dialing 888-679-8040 (or 617-213-4851 if dialing internationally), and providing passcode 88980328. If you are unable to participate during the live webcast, a replay of the conference call will be available beginning today at 7:15 p.m. EDT through midnight EDT on June 5, 2008. To listen to the replay, dial toll-free 888-286-8010 (or 617-801-6888 if dialing internationally), and enter passcode 80561986. In addition, the webcast will be archived on the Company’s website at www.powersecure.com.
About PowerSecure
PowerSecure International, Inc. is focused on delivering value to utilities and their commercial, institutional, and industrial customers in the areas of distributed generation, energy conservation and utility infrastructure. PowerSecure’s core Distributed Generation business leads the energy management and conservation industry, by enabling utilities to avoid new investments in utility infrastructure for transmitting and distributing power, and locating the generation at the customer’s site. PowerSecure is a pioneer in developing utility partnerships that provide utilities with dedicated electric power generation assets, and customers with the most dependable standby power available in the industry. The Company’s intelligent Interactive Distributed Generation® monitoring systems, in conjunction with superior switching technology, manage load curtailment and peak demand to ensure that power is available when needed, and ensure maximum efficiencies are achieved. PowerSecure also provides utilities with regulatory consulting, energy system engineering and construction, and energy conservation services. Additional information is available at www.powersecure.com.
All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the outlook for the businesses discussed in this press release and the Company’s future revenues, earnings, margins, and other financial and operating information and data; the outlook for growing the Company through innovative energy management and conservation; business operations and prospects for the Company; the outlook for future gains in the Company’s revenues due to its business initiatives; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, the timely and successful development, production and market acceptance of new and enhanced products, services and technologies of the Company; the size, timing and terms of sales and orders, including large customer orders, and the risk of customers delaying, deferring or canceling purchase orders or making smaller purchases than expected; the ability of the Company to obtain adequate supplies of key components and materials for their products and technologies on a timely and cost-effective basis; the ability of the Company to successfully expand its core distributed generation products and services, to successfully develop and achieve market acceptance of its new energy-related businesses, to manage its growth and to address the effects of any future changes in utility tariff structures and environmental requirements on its business solutions; the effects of competition; changes in customer and industry demand and preferences; the ability of the Company to attract, retain, and motivate key personnel; changes in the energy industry in general and the electricity and natural gas markets in particular, including price levels; the effects of competition; the ability of the Company to secure and maintain key contracts and relationships; general economic, market and business conditions; the effects of pending and future litigation, claims and disputes; as well as those other risks, uncertainties and other factors identified from time to time in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as well as in subsequent filings with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.
Contact
Chris Hutter
Chief Financial Officer
PowerSecure International, Inc.
(919) 453-1760

PowerSecure International, Inc.
Consolidated Statements of Operations (unaudited)
($000’s except per share data)

	Three Months Ended
	March 31,	March 31,
	2008	2007
Revenue	33,575	25,416
Cost of sales	23,555	18,048

Gross Profit	10,020	7,368

Operating expenses
General and administrative	7,243	5,441
Selling, marketing, and service	1,325	618
Depreciation and amortization	457	333
Research and development	19	17

Total operating expenses	9,044	6,410

Operating income	976	958

Other income (expense)
Management fees	149	102
Interest and other income	226	502
Interest and finance charges	(51)	(6)
Equity income	964	649
Litigation settlements	0	278
Minority interest	0	0

Income before income taxes	2,265	2,483
Income tax provision	(311)	(306)

Income from continuing operations	1,954	2,177

Discontinued operations (Metretek Florida Subsidiary)
Loss on Disposal	(42)	0
Income (loss) from operations	(36)	57

Income (loss) on discontinued operations	(78)	57

Net income	1,875	2,233

EARNINGS PER SHARE AMOUNTS (“E.P.S”):
Income from continuing operations:
Basic	0.12	0.14

Diluted	0.11	0.13

Net Income:
Basic	0.11	0.14

Diluted	0.11	0.13

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	16,317	15,830

Diluted	17,261	17,020

PowerSecure International, Inc.
Condensed Consolidated Balance Sheets (unaudited)
($000’s)

	March 31,	December 31,
	2008	2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	21,512	28,710
Trade receivables, net of allowance for doubtful accounts	35,215	36,753
Other receivables	2,578	376
Inventories	18,411	20,786
Deferred income taxes	2,464	2,529
Prepaid expenses and other current assets	806	1,091
Assets of discontinued operations held for sale	0	2,400

Total Current Assets	80,985	92,645

PROPERTY, PLANT, AND EQUIPMENT:
Equipment	10,391	6,489
Vehicles	290	175
Furniture and fixtures	619	615
Land, building, and improvements	4,391	1,013

Total property, plant, and equipment at cost	15,691	8,291
Less accumulated depreciation and amortization	2,900	2,640

Property, plant, and equipment, net	12,791	5,651

OTHER ASSETS:
Goodwill	7,256	7,256
Restricted annuity contract	2,036	2,001
Intangible rights and capitalized software costs, net of accumulated amortization	1,563	1,661
Investments in unconsolidated affiliate	4,057	3,652
Other assets	81	158

Total other assets	14,993	14,728

TOTAL ASSETS	108,770	113,023

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	11,498	11,322
Accrued and other liabilities	26,794	35,156
Restructuring charges payable	3,890	4,048
Note Payable	129	0
Liabilities of discontinued operations held for sale	0	755
Current unrecognized tax benefit	84	84
Capital lease obligations	1	1

Total current liabilites	42,397	51,366

LONG-TERM NOTES PAYABLE	2,455	0

NON-CURRENT UNRECOGNIZED TAX BENEFIT	674	674

NON-CURRENT RESTRUCTURING CHARGES	1,285	1,683

DEFERRED COMPENSATION OBLIGATION	139	55

NON-CURRENT CAPITAL LEASE OBLIGATIONS	5	5

STOCKHOLDERS’ EQUITY
Perferred stock — undesignated	0	0
Preferred stock — Series C	0	0
Common stock	169	169
Additional paid-in-capital	106,173	105,473
Accumulated deficit	(44,526)	(46,402)

Total stockholders’ equity	61,815	59,240

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	108,770	113,023

PowerSecure International, Inc.
Condensed Consolidated Statement of Cash Flows (unaudited)
($000’s)

	Three Months Ended
	March 31,	March 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	1,875	2,233
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	457	342
Minority interest in subsidiary	0	0
Deferred income taxes	65	(509)
Loss on disposal of property, plant and equipment	5	64
Equity in income of unconsolidated affiliate	(964)	(649)
Distributions from unconsolidated affiliate	544	544
Stock compensation expense	614	209
Changes in operating assets and liabilities, net of effect of aquisitons:
Trade receivables, net	1,539	8,005
Inventories	2,374	(3,352)
Other current assets	(1,916)	76
Assets of discontinued operations held for sale	2,400	0
Other noncurrent assets	77	(11)
Accounts payable	177	(9,011)
Accrued and other liabilities	(8,363)	1,633
Liabilities of discontinued operations held for sale	(755)	0
Restructuring Obligations	(555)	0
Deferred compensation obligation	83	0
Retirement annuity	(35)	0

Net cash used in operating activities	(2,377)	(426)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(7,413)	(345)
Additions to intangible rights and software development	(78)	(177)
Proceeds from sale of property, plant and equipment	0	0

Net cash used in investing activities	(7,490)	(522)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from stock option exercises	86	203
Proceeds from term loan	2,584	0
Payments on preferred stock redemptions	0	(220)
Payments on capital lease obligations	0	(2)

Net cash provided by (used in) financing activities	2,669	(20)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(7,198)	(968)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	28,710	15,916

CASH AND CASH EQUIVALENTS AT END OF PERIOD	21,512	14,949

Growth in Non-Publix Revenue
2007 and Trailing Six Months
($ in 000’s)

				Trailing
	2007	4Q07	1Q08	Six Months

Non-Publix Revenue	59,112	19,807	19,709	39,516
% Growth versus Prior Year Period	9%	71%	81%	76%

Publix Revenue	52,001	17,069	13,866	30,935
% Growth versus Prior Year Period	-15%	-26%	-4%	-17%
PowerSecure International, Inc.
Non-GAAP Financial Measure Reconciliation
Adjusted diluted E.P.S.

	Three Months ended
	March 31, 2008				March 31, 2007
	Income		Diluted		Income		Diluted
	from		E.P.S. from		from		E.P.S. from
	Continuing	Net	Continuing	Diluted	Continuing	Net	Continuing	Diluted
($000’s except per share data)	Operations	Income	Operations	E.P.S.	Operations	Income	Operations (1)	E.P.S. (1)

As Reported GAAP Measure	1,954	1,875	0.11	0.11	2,177	2,233	0.13	0.13
Subtract: Gain on Insurance Proceeds					(298)	(298)	(0.02)	(0.02)
Subtract: Litigation Settlement Benefit					(278)	(278)	(0.02)	(0.02)

“Adjusted” non-GAAP Measure	1,954	1,875	0.11	0.11	1,601	1,657	0.09	0.10

1Q08 vs. 1Q07 — “As Reported”			(0.02)	(0.02)
% Variance			-15%	-15%

1Q08 vs. 1Q07 — “Adjusted”			0.02	0.01
% Variance			22%	10%

Weighted Average Diluted Shares			17,261	17,261			17,020	17,020

(1)	Diluted E.P.S. for adjustment items is calculated with zero tax impact given the Company’s net operating loss carryforwards.

Note:	Totals may not add due to rounding.
Non-GAAP Financial Measures:
References by the Company to first quarter 2007 “Adjusted E.P.S.”, and the other “Adjusted” non-GAAP measures of income from continuing operations, net income, diluted E.P.S. from continuing operations, and diluted E.P.S. shown above constitute non-GAAP financial measures. They refer to the Company’s first quarter 2007 GAAP income or loss from continuing operations, net income, diluted E.P.S. from continuing operations, and diluted E.P.S., excluding the following items: 1) a $298,000 gain realized on insurance proceeds, 2) $278,000 of income related to litigation settlements.
The Company believes providing non-GAAP measures which adjust for these items, which are not indicative of the results of the Company’s operations, are useful tools permitting management and the board of directors to measure, monitor and evaluate the Company’s operating performance and to make operating decisions. Non-GAAP Adjusted E.P.S. and the other “Adjusted” non-GAAP measures of income or loss from continuing operations, net income, diluted E.P.S. from continuing operations, and diluted E.P.S. shown above are also used by management to assist it in planning and forecasting future operations and making future operating decisions.
The Company also believes these non-GAAP measures provide meaningful information to investors in terms of enhancing their understanding of the Company’s core operating performance and results and allowing investors to more easily compare the Company’s financial performance on an operating basis in different fiscal periods. However, these non-GAAP measures may not be directly comparable to similarly defined measures as reported by other companies. “Adjusted E.P.S.”, and the other “Adjusted” non-GAAP measures of income or loss from continuing operations, net income, diluted E.P.S. from continuing operations, and diluted E.P.S. should be considered only as supplements to, and not as substitutes for or in isolation from, other measures of financial information prepared in accordance with GAAP, such as GAAP net income, GAAP net income per share, GAAP income from continuing operations, or GAAP income from continuing operations per share.
# # #